UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2019

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2019, Installed Building Products, Inc., a Delaware corporation (the “Company”), amended and restated (the “Amended and Restated Term Loan”) its Term Loan Credit Agreement, dated as of April 13, 2017 (as previously amended by the First Amendment thereto dated November 30, 2017 and by the Second Amendment thereto dated June 19, 2018), among the Company, as borrower, the lenders or other financial institutions or entities from time to time party thereto and Royal Bank of Canada, as administrative agent and collateral agent thereunder. The Amended and Restated Term Loan (i) effects a repricing of the interest rate applicable to the term loans thereunder from LIBOR plus 2.50% to LIBOR plus 2.25% and (ii) replaces Royal Bank of Canada with Bank of America, N.A. as the administrative agent and collateral agent thereunder.

The foregoing description of the Amended and Restated Term Loan does not purport to be complete and is subject to and qualified in its entirety by the full text of Amended and Restated Term Loan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company is also party to that certain Credit Agreement, dated as of September 26, 2019 (as amended or modified from time to time) among the Company, the lenders party thereto and Bank of America, N.A., as ABL Agent (the “ABL Credit Agreement”). In connection with the Amended and Restated Term Loan, the Company entered into a Second Amendment (the “Amendment”) to ABL/Term Loan Intercreditor Agreement with Bank of America, N.A., as ABL Agent for the lenders under the ABL Credit Agreement, and Bank of America, N.A., as Term Loan Agent for the lenders under the Amended and Restated Term Loan. A copy of the Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 18, 2019, the Company issued a press release announcing the Amended and Restated Term Loan. A copy of press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1

Restatement Agreement (and the Amended and Restated Term Loan Credit Agreement attached thereto as Exhibit A), dated as of December 17, 2019, among Installed Building Products, Inc., as Borrower, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.*

10.2

Second Amendment to ABL/Term Loan Intercreditor Agreement, dated as of December 17, 2019, by and among Installed Building Products, Inc., as Borrower, Bank of America, N.A., as ABL Agent, and Bank of America, N.A., as Term Loan Agent.

99.1	Press release announcing the repricing of the Term Loan B, dated December 18, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The exhibits and schedules to the Amended and Restated Term Loan listed in the table of contents of the Amended and Restated Term Loan do not contain material information and have been omitted from this filing pursuant to item 601(a)(5) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: December 18, 2019	By:	/s/ Michael T. Miller
Executive Vice President and
Chief Financial Officer